Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

BLACKROCK UTILITIES, INFRASTRUCTURE & POWER OPPORTUNITIES TRUST

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $0.001 par value	Other(1)	8,000,000	$22.65	$181,200,000(1)	$92.70	$16,797.24(2)
	Other	Rights to Purchase Common Shares(3)	—	—	—	—	—	—
Fees Previously Paid	Equity	Common Shares of Beneficial Interest, $0.001 par value	457(o)	—	—	$1,000,000		$92.70(4)
	Other	Rights to Purchase Common Shares(3)	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts						$181,200,000.00		$16,797.24
Total Fees Previously Paid								$92.70
Total Fee Offsets								—
Net Fee Due								$16,704.54

(1)

The Registrant is relying on Rule 457(c) under the Securities Act of 1933 to calculate the registration fee. The Maximum Aggregate Offering Price is estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales prices of the shares of common shares of beneficial interest on February 24, 2022, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

(2)	Amount represents $92.70 previously paid to register $1,000,000 of Common Shares, plus $16,704.54 to register the additional $180,200,000 of Common Shares registered hereby.

(3)

No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common shares of beneficial interest, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

(4)

The Registrant previously paid $92.70 in connection with the filing of the Registrant’s Registration Statement on Form N-2 (File No. 333-262272) with the Securities and Exchange Commission on January 21, 2022.